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                               KOGER EQUITY, INC.

                         500,000 Shares of Common Stock
                            Par Value $.01 per share

                               Purchase Agreement

                                                               December 12, 1997

AREIF II Realty Trust, Inc.
Two Manhattanville Road
Purchase, NY 10577

Attn:    Ronald Solotruk
         John R.S. Jacobsson

Gentlemen:

         Koger Equity, Inc., a Florida corporation (the "Company"), proposes to issue and sell shares of its common stock, par value $.01 per share (the "Common Stock") in an underwritten public offering (such offering being, the "Underwritten Offering"; and such shares issued and sold in the Underwritten Offering being, the "Underwritten Shares"). Pursuant to Section 4.4 of the Stock Purchase Agreement dated as of October 10, 1996 (the "Stock Purchase Agreement") between the Company and AREIF II Realty Trust, Inc., a Maryland corporation ("Apollo"), and the successor-in-interest to AP-KEI Holdings, LLC, Apollo was granted certain subscription rights with respect such offerings of Common Stock made by the Company. In lieu of exercising its rights under Section 4.4 with respect to the Underwritten Offering (including with respect to any shares sold as a result of the exercise by the underwriters of their over-allotment option, as described in the prospectus for the Underwritten Offering), it is our understanding that Apollo wishes to purchase 500,000 shares of Common Stock (the "Offered Shares" and together with the Underwritten Shares, the "Shares") in a non-underwritten offering (the "Apollo Offering") made by the same prospectus as the Underwritten Offering.

         In connection with the foregoing, the Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), two registration statements (the file numbers of which are 33-55179 and 333-37919) on Form S-3, including preliminary prospectuses, relating to the registration of certain shares of Common Stock (the "Shelf Securities") to be issued from time to time by the Company. The Company has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the


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Shares. The registration statements as amended to the date of this Agreement are hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         In consideration of Apollo's waiver of its rights under Section 4.4 of the Stock Purchase Agreement with respect to the Underwritten Offering (including with respect to any shares sold as a result of the exercise by the underwriters of their over-allotment option, as described in the Prospectus), the parties agree as follows:

1. Sale and Delivery to Apollo; Closing. Subject to the terms and conditions set forth herein, the Company agrees to sell to Apollo, and Apollo agrees to purchase from the Company, the Offered Shares at a price per share (the "Purchase Price") equal to the net price per share of Common Stock received by the Company for the Underwritten Shares. Payment of the Purchase Price for, and delivery of the Offered Shares, shall be made on the same date (the "Closing Date") and at the same place and time as the closing of the sale of the Underwritten Shares (the "Closing") pursuant to an Underwriting Agreement dated as of December 12, 1997 (the "Underwriting Agreement") among the Company and J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., and BT Alex Brown Incorporated, as representatives of the several underwriters party thereto. The Company shall give Apollo reasonable notice of the date, time and place of the Closing. The sale and purchase of the Offered Shares shall be effected by the Company delivering to Apollo, duly registered in its name (or in the name of the nominee designated by Apollo no later than two business days prior to the Closing), a duly executed stock certificate evidencing the Offered Shares, against delivery by Apollo to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate prior to Closing.

2. Representations and Warranties of Apollo. Apollo represents and warrants on behalf of itself and its affiliates as follows:

              2.1. Accredited Investor. Apollo is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act).

              2.2.   Authorization; No Conflict.

                     2.2.1. Apollo is a company duly organized, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.


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                     2.2.2. This Agreement has been duly authorized, executed
              and delivered by Apollo and this Agreement is valid, binding and enforceable against Apollo in accordance with its terms except:
              (i) as may be limited by or subject to any bankruptcy insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the remedies of specific performance, injunction and other forms of equitable relief may not be available because they are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                     2.2.3. The execution and delivery of this Agreement by
              Apollo and the performance of its obligations hereunder do not and will not conflict with, or result in breach of or (with or without giving notice, lapse of time or both) constitute default under, the organizational documents of Apollo or any material agreement to which Apollo is a party or by which any of its properties are bound.

              2.3. Waiver of Subscription Rights under the Stock Purchase Agreement. Apollo and its affiliates have waived all of their rights under Section 4.4 of the Stock Purchase Agreement with respect to the Underwritten Offering (including with respect to any shares of Common Stock sold by the Company as a result of the exercise by the underwriters of their over-allotment option pursuant to the Prospectus).

3. Representations and Warranties of the Company. The Company represents and warrants as follows:

              3.1.   Authorization; No Conflict.

                     3.1.1. The Company is a corporation duly organized and in
              good standing under the laws of the state of Florida and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                     3.1.2. This Agreement has been duly authorized, executed
              and delivered by the Company and this Agreement is valid, binding and enforceable against the Company in accordance with its terms except: (i) as may be limited by or subject to any bankruptcy insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the remedies of specific performance, injunction and other forms of equitable relief may not be available because they are subject to certain tests of equity jurisdiction, equitable



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              defenses and the discretion of the court before which any
              proceeding therefor may be brought.

                     3.1.3. The execution and delivery of this Agreement by the
              Company and the performance of its obligations hereunder do not and will not conflict with, or result in breach of or (with or without giving notice, lapse of time or both) constitute default under the Company's Amended and Restated Articles of Incorporation or Amended and Restated By-laws or any material agreement to which the Company is a party or by which any of its properties are bound.

              3.2. Registration Statement and Prospectus. The Company has caused to be delivered to Apollo copies of the Registration Statement and Prospectus.

              3.3. Issued Shares. The Offered Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to and paid for by Apollo in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus.

4. Covenant of the Company. The Company covenants and agrees with Apollo that from the date hereof and prior to the Closing, it will furnish Apollo with a copy of any amendment or supplement to the Registration Statement or Prospectus.

5. Conditions to the Obligations to Close. The obligations of the Company to sell the Offered Shares to Apollo and the obligations of Apollo to purchase and pay for the Offered Shares at the Closing are subject only to the closing of the Underwritten Offering pursuant to the Underwriting Agreement.

6. Specific Performance. The parties recognize that their respective rights under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of either party which may exist apart from this Agreement.

7. Notices. All notices, demands and other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been received if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, three days shall have elapsed after the same shall have been deposited in the
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mails (i) with first-class (air mail if to or from outside the United States of
America) postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.


       If to the Company, to it at 3986 Boulevard Center Drive, Jacksonville, Florida 32207, telecopy number (904) 398-3403, to the attention of Victor A. Hughes, Jr., with a copy to each of (a) Ropes & Gray, One International Place, Boston, Massachusetts 02110, telecopy number (617) 951-7050, to the attention of William F. McCarthy, Esq., and (b) Boling & McCart, 76 South Laura Street, Suite 700, Jacksonville, Florida 32202, to the attention of Harold F. McCart, Jr., Esq.

       If to Apollo, to it at 1301 Avenue of the Americas, 38th Floor, New York, New York 10019, telecopy number (212) 261-4060, to the attention of John Jacobsson, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, to the attention of Martin L. Edelman, Esq.

8. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective personal representatives, successors and permitted assigns.

9. Course of Dealing; Amendments, Waivers and Consents. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and Apollo.

10. General. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts,


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which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

































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         If you are in agreement with the foregoing, please execute the enclosed copy of this letter and return the same to the undersigned.

                                         Very truly yours,

                                         KOGER EQUITY, INC.

                                         By /s/ Victor A. Hughes, Jr.
                                           -------------------------------
                                           Victor A. Hughes, Jr.
                                           Chairman of the Board

Accepted and agreed:

AREIF II REALTY TRUST, INC.

By /s/ John R.S. Jacobsson
  -------------------------------
  John R.S. Jacobsson
  Vice President

cc:  Apollo Real Estate Management II, Inc.
     Attn:  John R.S. Jacobsson

     Battle Fowler LLP
     Attn:  Martin L. Edelman, Esq.



















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